FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

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DW - Q4 2015 Drew Industries Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 11, 2016 / 04:00PM GMT

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

CORPORATE PARTICIPANTS
Renee Ketels Lambert Edwards - IR
Jason Lippert Drew Industries Inc - CEO & Director
David Smith Drew Industries Inc - CFO
Scott Mereness Drew Industries Inc - President

CONFERENCE CALL PARTICIPANTS
Wenjun Xu Thompson Research Group - Analyst
Scott Stember CL King & Associates - Analyst
Tristan Thomas Sidoti & Company - Analyst
Daniel Moore CJS Securities - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to Drew Industries Incorporated 2015 fourth quarter year-end earnings conference call.

(Operator Instructions)

As a reminder, this conference is being recorded. I'd like to introduce your host for today's conference, Ms. Renee Ketels. Ma'am, please begin.

Renee Ketels - Lambert Edwards - IR

Good morning, everyone, and welcome, to the Drew Industries 2015 fourth quarter and year-end conference call. I'm Renee Ketels with Lambert Edwards, Drew's Investor Relations firm. I'm joined on the call today by members of Drew's Management team; including Jason Lippert, CEO and its Director; Scott Mereness, President; and David Smith, CFO.

Management will be discussing fourth quarter and year-end results in just a moment. But first, they have asked me to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the Securities Laws and involve a number of risks and uncertainties. As a result, the Company cautions you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements.

These factors are discussed in the Company's earnings release, in its annual report on Form 10-K and in its other filings with the SEC. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made except as required by law. With that, I would like to turn the call over to Jason Lippert. Jason?

Jason Lippert - Drew Industries Inc - CEO & Director

Thank you, Renee, and thank you, everybody, for joining us on the call today. We are pleased to announce another quarter of solid earnings growth with consolidated net sales in the fourth quarter of 2015, at $334 million, 16% higher than the fourth quarter of 2014. The RV industry had another banner year with a near record of 374,200 units. As it continues to inch closer towards our peak year in 2006, when the industry hit almost 400,000 units.

Our calendar year 2015 consolidated net sales were $1.4 billion, reflecting an 18% growth rate for 2015. We are also pleased with our RV content growth for travel trailers and fifth-wheels as we saw our trailing 12-month average move to $2,987 from $2,816 per unit in the prior-year. And content for motor homes increased as trailing 12-months to an average of $1,810 from $1,602 per unit in the prior year.

January consolidated net sales came in strong at approximately $127 million, pointing to continued market share and content growth in both new and existing products. OEM backlogs are strong, dealer sentiment is high, consumer confidence is high and dealer inventories appear to be balanced. All these fundamentals we believe point to a strong industry foundation for the coming quarters.

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

The most asked question we get today, is how is the industry doing? The best way to answer the question is while we are nearing prior peaks, the fact is there are OEMs and dealers who are adding new capacity. That says everything about the OEM and dealer confidence and the health of the industry.

Looking back on the fourth quarter, we continue to grow sales through market share and content improvement, which for the year, was one of the highest content growth years on record. We gained traction with lean programming, we had key new product introductions as well as increased market share on several of our product lines.

In addition, we made adjustments through some right-sizing of G&A and other labor costs of approximately $9.5 million. We expect to see the improved leverage from these changes starting in Q1 2016. We also saw improvement in our margins through material tailwinds, an increase in fifth-wheels in the Q4, and improved sales of higher margin products and aftermarket sales.

As we look forward to 2016, we will continue to focus on our strategic initiatives, which means we will continue to develop an innovative and exciting new products for RVs and continue to work to bolster content through our phenomenal customers. We will continue to work and develop sales in adjacent industries and make acquisitions inside and outside the RV market and we will focus on the RV and MH aftermarket businesses. All in all, our laser focus on these strategies consistently for almost two decades, has proven to yield great results for our shareholders.

Many people ask about our RV content growth and exactly how much runway we have left. We continue to answer that by stating that there's still plenty of runway. For example, with the recent addition of Furrion products to our product line, we believe we have $300 million in runway just with the products Furrion has today. Furrion plans on launching RV appliances later this year, which we expect will add another $300 million in potential content.

In November, we launched an inclusive program with one of our largest customers on a new product called Sway Command, an electronic anti-sway device made by our recent acquisition, IDS, in Detroit, Michigan. As the market starts to adapt the safety feature we believe it could add upwards of $50 million in content.

We also launched our long-awaited travel trailer leveling in December, and already have some customers that we expect will start implementing it into their units in the spring. The content runway on travel trailer leveling is approximately $250 million.

Because of the success we've had with fifth-wheel leveling, we believe that leveling for travel trailers will be quickly accepted. We have a very strong passion to innovate products for the industry and we've been able to consistently demonstrate over the years, our ability to develop, design and add meaningful content to create more runway.

Our aftermarket sales come now close to $100 million in revenues and continues to play a large part in our margin improvement story due to the fact that aftermarket sales generally carry higher margins than our OEM business. The RV aftermarket business will continue to grow because we have put billions of dollars of our component parts into new vehicles over the past 20 years and more and more of those parts will continue to wear over time and need to be replaced.

After years of hard work, we have a strong warehouse distributor and US dealer network to provide aftermarket replacement parts to the thousands upon thousands of RVs that are being repaired at RV dealer service bays across the country and in Canada every day.

In addition, we're working with these dealers and warehouse distributors very closely to provide them better service than ever as we want to be the best-in-class partner in the aftermarket. We believe our opportunity in the aftermarket is approximately $400 million, and it continues to grow as we grow our RV content.

Adjacent growth for 2015 saw substantial increases as well. Our market shares in marine, cargo, equestrian, bus and heavy truck have continued to climb. Turbo-charging bus windows, marine seating, axles, awnings and other components in 2015, has helped boost our sales here.

We've proven through our RV business that we can create great partnerships and foster the best customer relationships. We believe we can do this in these other markets as well and it will remain a big focus for us.

Our acquisition pipeline remains full as we've just completed another marine furniture acquisition last month. As we drive ourselves to grow outside RV, there's so many more acquisition opportunities available.

We've added to our acquisition team and we're sharpening our focus to make sure we continue to stick to the disciplines that have made our acquisition strategy successful over the years. We will continue to pursue companies that have great products and great teams that demonstrate consistent meaningful growth. As you can see, we have fantastic opportunities in front of us and we believe we are positioned well as we enter 2016.

It's worth mentioning that Scott and I have been with the business for over 21 years and 22 years respectively, now and our executive team of 20 people has an average tenure of over 15 years with our Company. Not many companies out there have this kind of advantage.

It is important and often overlooked success factor for any company in any industry and deserves highlighting. Companies perform better when great management teams stay together for the long-haul. It's one of the reasons we expect to continue to drive excellent results.

We finish every call by thanking our fantastic Management team and all of our employees for their hard work and efforts. Our Company would not be what it is without the amazing group of dedicated employees that we have focusing on the business day in and day out. Now, we'll turn the call to our CFO, David Smith, for his comments on the financial results and then we will take your questions.

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

David Smith - Drew Industries Inc - CFO

Thank you, Jason, and good day, to everyone on the call. For my prepared comments, I will first give a further overview of the full-year 2015 results. Second, provide a few specific thoughts about the 2015 fourth quarter. And finally, highlight a few things with respect to December 31, 2015, balance sheet.

As Jason highlighted in his comments, for calendar year 2015, our sales grew in excess of 18% to just over $1.4 billion in sales and a net sales growth of more than $200 million over 2014, and making 2015 the sixth consecutive year of consolidated net sales growth of more than $100 million. Also as mentioned, this establishes a new annual sales record for Drew. Further, the five-year CAGR for Drew's net sales growth is nearly 16% with sales doubling from the level experienced in 2011.

Sales growth in 2015 was aided by macroeconomic conditions, primarily in the form of lower unemployment rates, lower gas prices and available credit for both dealers and RV buyers. In 2015, retail unit sales of fifth-wheels and total RVs is estimated to have reached 312,000 units. This is a year-over-year increase of 12%.

Drew has positioned its business to benefit from product changes and emerging trends in the RV industry, as well as adjacencies inside the RV segment. This includes actions that drive increased content for RV such as new products, products with enhanced functionality for RV owners and our Furrion distribution partnership.

Also investment into acquisitions remains an important part of the Drew strategy driving influx of exciting new products, terrific new people and a welcome new ideas into our Company. In 2015 and early 2016, we completed two investments in the marine furniture business as well as additional investment in school bus windows. Both those products and features enable us to leverage the extra teeth we have gained over the years in recreational vehicles.

Growth has also come from the aftermarket side of our business. Many of our products are high-use, high-wear and exposed to tough weather conditions. We have built a capable aftermarket sales and service team who in addition to providing parts, can also provide a meaningful service to our customers, RV dealers and RV consumers with technical support and solutions to their problems.

Aftermarket sales tend to be counter-cyclical, aftermarket margins are usually higher than average and for Drew, our aftermarket sales are growing. In 2015, net sales of aftermarket products was $103 million, up by 62% over 2014. The three-year CAGR for aftermarket sales is almost 50%.

Acquisitions completed in 2015 as well as the high water marine furniture acquisition completed in January 2016, represent a full-year run rate of approximately $113 million in net sales. The net sales resulting from acquisitions and the Furrion distribution agreement all relate to the RV segment and added about $52 million to our reported 2015 full-year results. In nearly all cases, our acquisition pieces include strong growth potential for the acquired companies and in 2016, we will work to increase sales in these acquired businesses.

Operating profits for calendar year 2015 of $116 million, was up nearly $21 million from 2014. The increase was driven by several factors including increased sales from content needed by and growth, acquisitions, the Furrion distribution agreement and year-over-year material cost reductions for steel and aluminum, partially offset by a mix shift during Q2 and Q3 for fifth-wheels, charges for severance, environmental and legal costs including settlements and a product recall.

As we previously discussed during our third quarter earnings call, during 2015 fourth quarter, we set out to reduce our annual and direct labor costs across the Company by a targeted range of $12 million to $14 million. During the fourth quarter, we identified approximately $9.5 million in such annual cost reductions and took the necessary steps to implement those cuts. For the most part, the actions have been taken by December 31, to realize the identified savings and we expect a full quarter of cost savings from those reductions in the first quarter of 2016.

Based on internal projections and forecasted growth, the Company has adopted the approach of hiring staff more slowly during the balance of 2016, rather than aggressively pursuing remaining originally targeted indirect cost reductions. Results for the FY15 include a pretax charge for severance of $3.7 million and the fourth quarter included the pretax charge of $2.5 million, which is in line with the amount previously indicated.

Relative to the fourth quarter, fourth quarter sales in 2015 of $334 million, were 16% higher than $289 million recorded in Q4 of 2014, due to growth from increased content and industry volume, acquisitions and Furrion sales. Our gross profit margin increased from 19.8% of net sales in Q4 of 2014, to 22% of net sales in Q4 of 2015. This is due to a confluence of conditions, primarily changes in sales mixes in the fifth-wheel category, new products, including those from acquisitions, and significantly, from the impact of lower costs in steel and aluminum, which are at multi-year lows in commodity markets.

SG&A in Q4 of $47 million is 14.2% of sales, compared to Q4's 13.8% of sales. We attribute the year-over-year increase percent of sales to the $2.3 million of pretax cost incurred in Q4 of 2015, related to environmental costs and the legal settlements, which represented 0.7% of sales.

For the fourth quarter of 2015, operating profit was at $23.6 million, up 37% over the prior-year. Excluding the impact of severance, environmental costs and legal settlements, operating profit in the current quarter would have been $28.4 million.

With respect to our balance sheet, as of December 31, our balance sheet is strong and loan net debt and nearly $440 million of net equity. Net debt of under $38 million, represents less than a quarter turn of EBITDA as of December 31, and available credit under revolver and undrawn potential shut notes was approximately $200 million. This is after funding 2015 capital spending of $29 million, providing $37 million for working capital needs of the business and paying the special dividend of just over $48 million or $2 per share in April of 2015.

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

This special dividend payment follows up on special dividend payments in 2014, 2012 and 2010, of $47 million, $45 million, and $33 million respectively, for a total of nearly $175 million returned to shareholders. It's worth noting, these dividends have been paid during the period of significant investment in the future through capacity expansion, for activity initiatives and acquisitions and demonstrate our commitment to optimizing long-term stockholder returns while growing the business.

In summary, calendar year 2015 and Q4 2015, both show sales and profits up over prior year periods. 2015 brought growth from acquisitions, industry volume and new content. Our debt is low and our balance sheet has capacity to support additional future growth.

Thank you. That is the end of our prepared comments. Operator, we are ready to take questions.

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

QUESTION AND ANSWER

Operator

(Operator Instructions)

Kathryn Thompson, Thompson Research Group.

Wenjun Xu - Thompson Research Group - Analyst

Good morning. This is Wenjun sitting in for Kathryn. My first question is regarding January sales. In your estimation, how much of January sales growth was a function of historically warmer weather versus better core (Inaudible)?

Jason Lippert - Drew Industries Inc - CEO & Director

It's been different every year, Wenjun. I think this year, we looked at it and the sales phase were approximately the same. Weather wasn't too much of an issue last year. So I just think the simple answer is no real impact.

Wenjun Xu - Thompson Research Group - Analyst

Okay. That's helpful. What are your expectations for core and market growth for your RV and then manufactured housing industry in 2016?

Jason Lippert - Drew Industries Inc - CEO & Director

For core products?

Wenjun Xu - Thompson Research Group - Analyst

Yes, core and market core products.

Jason Lippert - Drew Industries Inc - CEO & Director

Yes, core products we anticipate continued market share gains. We're always working on that. We're always working to bolster content on existing products. People think content and sometimes they're thinking new products and products that don't exist that we're in development on. But in a lot of cases, we're working on content improvements to existing products. The more products we have, the more products we can work to improve features and benefits on and improve content with those products. It's a focus. Can't say how much it's going to be. We just know that we're charging forward everyday with improvements to core products.

Wenjun Xu - Thompson Research Group - Analyst

Okay. That's helpful. My last question is regarding the aluminum and steel cost. Can you better help clarify to what degree lower aluminum and steel contributed to margin growth in the quarter and when do comps start to equalize in this year?

Jason Lippert - Drew Industries Inc - CEO & Director

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

Well, what we can tell you because there's so many moving parts, the materials portion of the Q4 was a significant part portion of the improvement. But we had other things like product mix, fifth-wheels were up. And many times fifth-wheels are up in a given quarter, our margins and profitability are typically better because there's just more content in the fifth-wheels. There's higher-end furniture, higher-end windows, more slide-outs, bigger chassis, heavier axles.

Mix played a part of it. We've got aftermarket, that's a continuing moving part there where our margins are higher as we keep talking about. But we've restructured plans over the last year. Last year, we were moving three substantial facilities. We were moving doors from the Goshen to Elkhart into a brand-new plant in January. In December, we moved furniture -- we moved a few different product lines and we didn't have that this year. So, there's lots of moving parts but like I said, materials were a significant portion and all these other factors play part and parcel to that.

Scott Mereness - Drew Industries Inc - President

Wenjun, this is Scott. From a comp standpoint, when you look at Q4 this year versus Q4 last year, we definitely had some headwinds that we noted Q4 last year due to aluminum commodities. And then, when you look at the tailwinds in Q4, comps would be favorable for Q1, Q2, partially for Q3 of 2016. So you would see favorable comps for the first 2.5 quarters.

Wenjun Xu - Thompson Research Group - Analyst

Okay, that's really helpful. That's all my questions for today. Thank you.

Operator

Scott Stember, CL King.

Scott Stember - CL King & Associates - Analyst

Good morning, guys. Could you talk a little bit more about the mix shift? I know that the last few quarters up until this quarter, we had seen a little bit more of a pronounced shift away from fifth-wheels and it seems like it came back in the fourth quarter. Has that continued into January and maybe just give some broad comments about the overall shift that we've been seeing? I know that there's younger families coming into the market and maybe talk about that trend and what you saw in January as well?

Jason Lippert - Drew Industries Inc - CEO & Director

There's so many different types of units out there, you could get really super granular on the mix conversation. But what I'd say to looking at it from 50,000 feet is, we're looking at fifth-wheels versus trailers for the most part. And Q2 and Q3, fifth-wheels were down a little bit from 2.14 and Q4, fifth-wheels were up a little bit. All in all, if you look at 2015 numbers, the fifth-wheels were off just a little bit, travel trailers were up, accounting for the total of 5% increase in units year-over-year from 2015 to 2014.

I guess the expectation is for this year, that we don't expect seismic shifts in the mix. We expect it to be similar and maybe gradual changes from what we've seen over the last couple of years. We're definitely paying attention to it and there's certainly more of a focus today on entry-level units. Entry-level units are we feel what keep the new buyers coming and more units being sold every year. That's definitely helping the cause, but it's not something to the point where it's transforming the way we look at margins from that perspective. Hopefully, that's helpful.

Scott Stember - CL King & Associates - Analyst

That was great. Thanks.

Scott Mereness - Drew Industries Inc - President

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

Scott, one more quick comment. Jason mentioned a lot of the new organic products and even acquired products that we're selling. I think it's worth noting the $171 -- I'm sorry, $171 per vehicle content growth for 2015, was the highest of our last four years. And I think it's important for everybody to understand that a big part of our growth over the next two years, and we've been talking about this, for the big part of our future growth is going to continue coming from content growth and that's what we do with the business.

The industry might have a little bit of headwind due to the fifth-wheel mix, and that certainly affects us but we're going to continue playing our game and continue growing content. I think the fact that it was at the highest number in the last four years is a tribute to what we've been able to do to continue growing content and finding new products and acquisitions to continue to leverage that growth.

Scott Stember - CL King & Associates - Analyst

Got it. That was very helpful. Thank you. Two quick follow-up questions and I'll jump back in the queue. Dave, just talk about the legal and environmental charge in the quarter. Would you characterize that as being one-time in nature? And then maybe Jason or Scott, just talk about where you stand with the international opportunity, notably with the slide-out mechanism which seems to be taking -- gaining some traction in Europe?

David Smith - Drew Industries Inc - CFO

Thanks, Scott. I think with respect to the environmental issue, this is at a site that really predates our ownership and we've been monitoring that site for a while. We frankly, don't expect this to occur in large-scale across the Company, but this was something I think we feel is relatively isolated. I think that really addresses the environmental part of it.

And then, as it relates to the legal settlement, in a business our size things do happen. We do think these were out of the ordinary. But again, with a business that's as big as ours and with the growth that we continue to have, it's possible we may have some things. But these really did stand out for us as not being in the normal course.

Jason Lippert - Drew Industries Inc - CEO & Director

On the international slide-out scene, Scott, it's still a little bit slow going but we're talking to more and more customers. We're going to more and more shows. So the slid-out's getting more exposure. We've got two versions of the slide-out over there now, which is different than 2014. So we've got a couple different options that the manufacturers are preferring over there and we're just the process of making the pitch. It's a process of getting the run prototypes and eventually, production units. But it feels like it's going to continue to go and grow and we will just keep watching it.

But it's going to be a slow process because like we've talked about in the past, they don't do any slide-outs over there now. So, the couple of customers we have that are doing it, they are excited about it but they are going very slow because they want to make sure that they don't encounter any problems or issues that they are not aware of not having run them before. And they want to make sure that there's good acceptance into the market by the retail customer and the dealers. We're still optimistic.

Scott Stember - CL King & Associates - Analyst

That's great. Thanks for taking my questions. If I have anything else, I'll jump in the queue. Thanks

Operator

Tristan Thomas, Sidoti & Company

Tristan Thomas - Sidoti & Company - Analyst

Hey, how is everyone? Two quick questions. Can you maybe just give a timeframe of the time it takes you to introduce new product and when you begin to see aftermarket sales?

Jason Lippert - Drew Industries Inc - CEO & Director

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

A new product to aftermarket sales?

Tristan Thomas - Sidoti & Company - Analyst

Yes, their typical runway.

Jason Lippert - Drew Industries Inc - CEO & Director

It depends. On something like an awning, when we introduce that, the product needs to get out into the field and it needs to get worn and beat up before someone calls us for our replacement part, which would be classified as an aftermarket sale. Other things like new furniture we design, if it's cool enough, we can take it to aftermarket right now because people are trading in used units and looking for new furniture and new mattresses and we make both of those things. So, when we come up with new products like that that are upgrades to something they're already using that can be more generic in nature for a specific part like a slide-out or a new awning or something that's got parts that are unique to Lippert, than our LCI, then we have to wait for those parts to wear out in the field verses other things that more generic where we can replace another brand's product with ours because it fits in the same hole more or less.

Tristan Thomas - Sidoti & Company - Analyst

Got it. Could you maybe just provide a rough estimate of what something like Sway Control or leveling would add per RV?

Jason Lippert - Drew Industries Inc - CEO & Director

In the comments, I was alluding to about $50 million in potential for the Sway Command, the sway control, the anti-sway control that we've developed. And we're the only ones out there with it. It exists in Europe and Australia, so it's proven there and towing can be scary in high winds and other types of events where the trailer is going to sway and why wouldn't you want a device that helps make that process of pulling or towing a trailer more comfortable. You're seeing a lot of safety devices come out like that in autos now, so we think that it will be easily identifiable and for the money, people will be interested in having it. And we're having good success right out of the chute with it.

And on the travel trailer leveling, we're saying about $250 million in opportunity. Our fifth-wheel leveling that we launched a few years ago is about a $50 million opportunity. And as you know, fifth-wheels on the total market are 25% of the total market and trailers are the rest. So we're actually hitting the biggest part of the leveling opportunity with the trailers. We just have to get it out there and do the product shelves and make sure everybody understands what it is. And we think it will be accepted. The consumers and the dealers already are waiting for it, so now it's just a matter of getting the OEMs to buy into it and the products ready and we're excited about it.

Scott Mereness - Drew Industries Inc - President

Thank you, Tristan. Those two products would be close to about $1,000 per vehicle and content on the travel trailers side?

Tristan Thomas - Sidoti & Company - Analyst

Perfect, thank you.

Operator

(Operator Instructions)

Daniel Moore, CJ Securities.

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

Daniel Moore - CJS Securities - Analyst

Good morning. I appreciate all the color and I think you've given a lot already in terms of content for RV growth, but it's worth digging into a little bit, I think, given the acceleration, particularly this year over the last two. Maybe just call out some of the key products that are driving that, particularly in the most recent quarters? How much of that is Furrion and is low to mid-single digit growth the new norm or at least the new target as we look out for the next year or two?

Jason Lippert - Drew Industries Inc - CEO & Director

Yes, I can say that axles, awnings, Furrion, those make up a pretty big chunk of the difference there. But we've been focused on innovating products for a long time and we just, in this call here, we're talking about sway control, we're talking about leveling, we're talking about myRV, which is the home automation system that's gaining popularity.

So there's a lot of exciting products that we're out there working on right now to develop some big content. We mentioned the Furrion appliances that will launch later this year with a few hundred million dollar opportunity there, so there's some significant content coming available for us that if we do what we do and drive decent market shares for this components and products, it looks really good for us.

Daniel Moore - CJS Securities - Analyst

Very helpful. Just switching gears a little. On the gross margin side, improvement a bit stronger than I think we'd anticipated at least. Historically, Q4 has been typically a little bit seasonally light in terms of revenue and absorption. That's changed a little bit. Is that still the case? Are the types of margins we saw in Q1 sustainable? If not, to potentially modestly improvable over the next quarter or two as we get into the seasonally stronger part of the year?

Jason Lippert - Drew Industries Inc - CEO & Director

I think that we've seen last year Q4 was relatively strong and I don't know, it seems like it's more of a trend. There's more -- we're definitely seeing a little bit more level loading throughout the year. Everything changed after 2008 and 2009. We kind of started over with when are the sales going to come and what are the times of year that we're going to see the peaks and the valleys? And after six years, it's really started to level out and Q4 has become a little bit more dominant than it was four or five years ago. I don't know if that answered your question, but we're definitely seeing some more level loading with product which helps all of us out. It helps the dealers, it helps the OEMs, and it helps the suppliers.

Daniel Moore - CJS Securities - Analyst

That does help. I guess I was trying to get at the sustainability of the margins at least in the near-term as we move into higher absorption quarters?

Jason Lippert - Drew Industries Inc - CEO & Director

It's a focus. We've been saying for probably five or six years, we get asked the question, can we get back to the prior circle margins? And our answer has been yes, and we're going to do that through focusing on IP related products. We're going to do it focusing on the adjacent industries. We're going to do it focusing on the aftermarket products and continuing to build content and innovative products that have higher margins that are unique that when we are not fighting eight or 10 other competitors on. So, we feel we can continue to sustain.

Scott Mereness - Drew Industries Inc - President

Like we told Wenjun, for the next 2.5 quarters in terms of Q1 and Q2 and a little bit into Q3, from a gross margin standpoint, steel and aluminum will be favorable there from a comp perspective.

Daniel Moore - CJS Securities - Analyst

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

That's great color. I appreciate it. Lastly, obviously Jason, your prepared remarks still very confident and enthusiastic. In terms of dealers and inventory levels, at this point, would you say dealers need to play a little bit of catch-up after retail growth outstripped wholesale over the last quarter or two? Or are dealers as they look out to 2016, would you expect wholesale to be in line with retail growth, play a little catch-up, perhaps just that dynamic if there's anything you might be able to relay?

Jason Lippert - Drew Industries Inc - CEO & Director

It obviously can't keep going that way for the long-haul. So one would expect that there's a little bit of catch-up. You've got a lot of different dynamics going on. Canada's going to continue to stay depressed for the near-term, so they're not going to be loading up on inventory anytime soon even though the early reports on the First Canadian Show in Calgary were much more solid than anticipated.

You just look at what the dealers are doing out there. The dealers are buying up stores, they're making them better, they're adding onto their own facilities, they're adding service bays, they're investing more in their businesses than I've seen in a long time. And the OEMs are doing the same thing. So again, going back to the early comments in the speeches, we are watching these guys all invest a lot of money back in their businesses, specifically for capacity and service. It's just a really good thing that's going on. It gives everybody a lot of confidence that the people are really in control of the visibility for what's happening out there with RV sales, they feel very confident and confident enough to invest pretty heavily in their businesses right now as it respects the capacity and the service growth.

Daniel Moore - CJS Securities - Analyst

Very helpful. I appreciate it.

Operator

(Operator Instructions)

Jason Lippert - Drew Industries Inc - CEO & Director

If there's no more questions at this time, we just want to tell everybody thanks for joining on the call and we look forward to talking to you at the end of the first quarter when we give our first quarter results for 2016. Thank you very much.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This concludes the program. You may now disconnect. Everyone, have a great day.

Editor

Company Disclaimer

This transcript contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance

FEBRUARY 11, 2016 / 04:00PM GMT, DW - Q4 2015 Drew Industries Inc Earnings Call

with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company's subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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